EXHIBIT 10.61

                                CLOSING AGREEMENT

     THIS AGREEMENT  ("Closing  Agreement")  made as of the 8th day of February,
2001

BETWEEN:

         ROCKY MOUNTAIN GAS, INC., a body corporate incorporated under the laws of the State of Wyoming (hereinafter referred to as "RMG")

                                     - and -

         QUANECO, L.L.C., a limited liability company organized under the laws of the State of Oklahoma (hereinafter referred to as "Quaneco")

         (RMG and Quaneco are hereinafter collectively referred to as "Farmor")

                                     - and -

         SUNCOR ENERGY (NATURAL GAS) AMERICA INC., a body corporate incorporated under the laws of the State of Delaware (hereinafter referred to as "Farmee")

     WHEREAS, Farmor and Farmee are parties to that certain Option and Farmin Agreement, made as of December 31, 2000 (the "Agreement"); and

     WHEREAS, the parties hereto desire to confirm certain matters set out in the Agreement regarding Closing and make revisions to the Agreement;

     NOW, THEREFORE, in consideration of the premises hereto and the covenants and agreements contained, the parties hereto covenant and agree as follows:

1.0  Definitions

Unless otherwise expressly indicated herein, the definitions of terms and words set forth in the Agreement are adopted and incorporated herein by reference.

2.0  Closing

     Farmor, in consideration for the Option Payment paid by Farmee as provided for in the Agreement, the receipt and sufficiency of which is hereby acknowledged by Farmor, hereby grants to Farmee the exclusive and irrevocable right to conduct the Phase One Drilling Program on the Option Lands during the Option Period. The parties hereto confirm and agree that Farmee will be the operator of the Phase One Drilling Program and RMG will contribute Two Hundred Fifty Thousand Dollars ($250,000.00) in cash to the cost of the Phase One Drilling Program.



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3.0  Revisions to Agreement

     The parties hereto hereby agree to and accept the following revisions to the Agreement.

         a) Page 2, Subparagraph 1.1 i)(i): After "Petroleum Rights" add "or Tangibles".
         b) Page 3, Subparagraph 1.1 k): In the last line, replace "prior to the Closing Date." with "within sixty (60) days after the Closing Date."
         c) Page 3, Subparagraph 1.1 n): In lines two and three, replace "One Million Seven Hundred Six Thousand Eight Hundred Thirteen Dollars and Forty cents ($1,706,813.40)" with "One Million Seven Hundred Five Thousand Twelve Dollars and Seventy cents ($1,705,012.70)".
                   In lines four and five,  replace "one  hundred five  thousand one hundred seventy two decimal four (105,172.4)" with "one hundred five thousand two hundred sixty five decimal six nine (105,265.69)". In lines six and seven, replace "six thousand four hundred sixty one decimal three seven (6,461.37)" with "six thousand three hundred one decimal three seven (6,301.37)".
         d) Page 4, Subparagraph 1.1 v): In lines two and three, replace "Three Million Six Hundred Eighty One Thousand Thirty Four Dollars ($3,681,034.00)" with "Three Million Six Hundred Eighty Four Thousand Two Hundred Ninety Nine Dollars and Ten cents ($3,684,299.10". In lines four and five, replace "one hundred five thousand one hundred seventy two decimal four (105,172.4)" with "one hundred five thousand two hundred sixty five decimal six nine (105,265.69)".
         e) Page 4, Subparagraph 1.1 w): In lines two and three, replace "Two Hundred Forty Five Thousand Five Hundred Thirty Two Dollars and six cents ($245,532.06)" with "Two Hundred Thirty Nine Thousand Four Hundred Fifty Two Dollars and Six cents ($239,452.06)". In lines four and five, replace "six thousand four hundred sixty one decimal three seven (6,461.37)" with "six thousand three hundred one decimal three seven (6,301.37)".
         f) Page 6, Paragraph 2.1: In line nine, add a period after "Closing Date".
         g) Page 11, Paragraph 4.2: In line one, after "the Option" add "with respect to Block 1 of the Option Lands". In line one, after "Purchase Price" add "1". In line two, replace "the Option" with "said Option".
         h) Page 15, Subparagraph 7.1 a): In line one, replace "any leases, and" with "any lands which are subject to leases, or".
         i) Page 16, Subparagraph 7.1 e): In line seven, replace "7.1(c)" with "7.1(d)".
         j)       Page 19, Paragraph 9.7:  At the end of the paragraph, add:
                  "The Parties agree that any costs of arbitration shall be allocated in accordance with the participating interests set out in Paragraph 3.5 hereof."
         k) Schedule "A": Schedule "A" to the Agreement is replaced with Schedule "A" attached to this Closing Agreement with the same effect as if the Schedule "A" attached hereto had been attached to the Agreement on the date of its execution.
         l) Schedule "B": Schedule "B" to the Agreement is replaced with Schedule "B" attached to this Closing Agreement with the same effect as if the Schedule "B" attached hereto had been attached to the Agreement on the date of its execution.



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4.0  Conditions

     All Closing conditions required by the Agreement to be satisfied at or prior to the Closing Date have been satisfied or, if not satisfied, have been waived by Farmee.

5.0  Drilling Permits

     The Parties  acknowledge and agree that sixty-one (61) of the  seventy-nine
(79) drilling permits to be authorized by the Montana Board of Oil and Gas Conservation ("MBOGC") within the Castle Rock area, pursuant to the Settlement Agreement between the Northern Plains Resource Council and the MBOGC, will be allocated for drilling under the Agreement. Further, the Parties acknowledge and agree that fifty-six (56) drilling permits to be authorized by the Bureau of Land Management within the Castle Rock area will be allocated for drilling under the Agreement.

6.0  Non-Merger

     This Closing Agreement is not intended to supersede the Agreement or to vary or affect, or effect a merger of, any of the terms, conditions, covenants representations or warranties thereof or contained therein, other than the revisions to the Agreement contained in Paragraph 3.0 hereof, but is entered into only for the purpose of making revisions to the Agreement, confirming the status of the Closing conditions and effecting and confirming the payment of the Option Payment and the grant by Farmor to Farmee of the right to conduct the Phase One Drilling Program on the Option Lands in the manner and on the terms set forth in the Agreement.

7.0  Enurement

     This Closing Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

8.0  Further Assurances

     Each party hereto will, from time to time, and at all times hereafter, at the request of the other party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms hereof and of the Agreement.

9.0  Effective Time

     This Closing Agreement shall be effective as of the Closing Date.



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IN WITNESS WHEREOF the parties hereto have executed this Closing Agreement as of the date and year first above written, effective for all purposes as of the Closing Date.




FARMOR

ROCKY MOUNTAIN GAS, INC.                        QUANECO, L.L.C.

Per:     /s/   Peter G. Schoonmaker         Per:    /s/   Paul Mysyk
     -----------------------------------         -------------------------------

Name:    Peter G. Schoonmaker               Name:    Paul Mysyk
      ----------------------------------          ------------------------------

Title:      President                       Title:      Managing Member
       ---------------------------------           -----------------------------


FARMEE

SUNCOR ENERGY (NATURAL GAS AMERICA INC.

Per:     /s/  Stephen Kaufman               Per: /s/ Frederick W. Obernolte, Jr.
     -----------------------------------         -------------------------------

Name:    Stephen Kaufman                    Name:   Frederick W. Obernolte, Jr.
      ----------------------------------          ------------------------------

Title:     Vice President                   Title:     Director
       ---------------------------------           -----------------------------


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